As filed with the Securities and Exchange Commission on October 30, 2012

Registration No. 333-75362

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MASCO CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware	38-1794485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21001 Van Born Road

Taylor, Michigan 48180

(Address including zip code of Principal Executive Offices)

MASCO CONTRACTOR SERVICES, INC. SALARIED 401(k) PLAN

MASCO CONTRACTOR SERVICES, INC. HOURLY 401(k) PLAN

(Full title of the plan)

Gregory D. Wittrock

Vice President, General Counsel and Secretary

Masco Corporation

21001 Van Born Road

Taylor, Michigan, 48180

(313) 274-7400

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

PART I

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the Registration Statements on Form S-8 (the “Registration Statement”), File No. 333-75362 of Masco Corporation (the “Company”) which was filed with the Securities and Exchange Commission and became effective on December 18, 2001. The Registration Statement registered 250,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) in connection with the offering by the Company for additional investment alternatives to participants in (i) the Masco Contractor Services, Inc. Salaried 401(k) Plan, and (ii) the Masco Contractor Services, Inc. Hourly 401(k) Plan (collectively, the “Plans”). Effective December 31, 2009, the Plans were merged into other plans of the Company. This Amendment is being filed for the sole purpose of terminating the Registration Statement and deregistering any unissued shares previously registered under the Registration Statement. The Company hereby removes from registration any and all unissued shares of Common Stock registered under the Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor, Michigan on October 30, 2012.

MASCO CORPORATION

By:	/s/ JOHN G. SZNEWAJS
Name:	John G. Sznewajs
Title:	Vice President, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TIMOTHY WADHAMS Timothy Wadhams	President, Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2012

/S/ JOHN G. SZNEWAJS John G. Sznewajs	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	October 30, 2012

/S/ JOHN P. LINDOW John P. Lindow	Vice President - Controller (Principal Accounting Officer)	October 30, 2012

/S/ DENNIS W. ARCHER Dennis W. Archer	Director	October 30, 2012

/S/ THOMAS G. DENOMME Thomas G. Denomme	Director	October 30, 2012

/S/ VERNE G. ISTOCK Verne G. Istock	Director	October 30, 2012

/S J. MICHAEL LOSH J. Michael Losh	Director	October 30, 2012

/S/ RICHARD A. MANOOGIAN Richard A. Manoogian	Director	October 30, 2012

/S/ LISA A. PAYNE Lisa A. Payne	Director	October 30, 2012

/S/ JOHN C. PLANT John C. Plant	Director	October 30, 2012

/S/ MARY ANN VAN LOKEREN Mary Ann Van Lokeren	Director	October 30, 2012